Exhibit 10.38

Final

PROMIS NEUROSCIENCES INC.

STOCK OPTION PLAN

Article 1

PURPOSE AND INTERPRETATION

Purpose

1.1       The purpose of the Plan is to provide the Corporation with a equity-related mechanism to attract, retain and motivate Directors, Officers, Employees and Consultants and create incentives for such individuals to contribute toward the long term goals of the Corporation.

Definitions

1.2       In the Plan

Affiliate means a company that is a parent or subsidiary of the Corporation, or that is controlled by the same entity as the Corporation;

Associate has the meaning assigned by the Securities Act;

Blackout Period means the period during which the relevant Optionee is prohibited from exercising an Option due to trading restrictions imposed by the Corporation in accordance with its securities trading policies governing trades by Directors, Officers and Employees in the Corporation’s securities;

Board means the board of directors of the Corporation;

Change of Control means an occurrence when a Person, other than the current "control person" of the Corporation (as that term is defined in the Securities Act), becomes a "control person" of the Corporation;

Close Person means the spouse or other family member of an Optionee;

Common Shares means common shares without par value in the capital of the Corporation;

Consultant means an individual, other than an Employee, Officer or Director that:

(i)       provides on an ongoing bona fide basis, consulting, technical, managerial or like services to the Corporation or an Affiliate of the Corporation, other than services provided in relation to a "distribution" (as that term is described in the Securities Act);

(ii)       provides the services under a written contract between the Corporation or an Affiliate and the Person or the Consultant Company;

(iii)      in the reasonable opinion of the Corporation, spends or will spend a significant amount of time and attention on the business and affairs of the Corporation or an Affiliate of the Corporation; and

(iv)     has a relationship with the Corporation or an Affiliate that enables the Person or Consultant Company to be knowledgeable about the business and affairs of the Corporation;

Consultant Company means for an individual consultant, a company or partnership of which the Person is an employee, shareholder or partner;

Corporation means ProMIS Neurosciences Inc.;

Directors means the directors of the Corporation as may be elected from time to time;

Disability means a medically determinable physical or mental impairment expected to result in death or to last for a continuous period of not less than 6 months, and which causes an individual to be unable to engage in any substantial gainful activity, or any other condition of impairment that the Board, acting reasonably, determines constitutes a disability;

Employee means:

(i)       a Person who is considered an employee under the Income Tax Act (Canada) (i.e. for whom income tax, employment insurance and CPP deductions must be made at source);

(ii)      a Person who works full-time for the Corporation or any Affiliate providing services normally provided by an employee and who is subject to the same control and direction by the Corporation over the details and methods of work as an employee of the Corporation, but for whom income tax deductions are not made at source; or

(iii)     a Person who works for the Corporation or any Affiliate on a continuing and regular basis for a minimum amount of time per week providing services normally provided by an employee and who is subject to the same control and direction by the Corporation over the details and methods of work as an employee of the Corporation, but for whom income tax deductions need not be made at source;

Expiry Date means the day on which an Option lapses as specified in the Option Commitment therefor;

Former Option Plan means the Corporation’s stock option plan made effective September 21, 2005;

Independent means independent as defined under Section 1.4 of National Instrument 52-110 Audit Committees;

Insider means an insider as defined in the TSX Policies;

Investor Relations Activities means generally any activities or communications that can reasonably be seen to be intended to or be primarily intended to promote the merits or awareness of or the purchase or sale of securities of the Corporation;

Market Price means the 5-day volume weighted average trading price as calculated in accordance with the TSX Policies;

Officer means a duly appointed senior officer of the Corporation;

Option means the right to purchase Common Shares granted hereunder to a Service Provider;

Option Commitment means the notice of grant of an Option delivered by the Corporation hereunder to a Service Provider and substantially in the form of Schedule A hereto;

Option Effective Date for an Option means the date of grant thereof;

Optioned Shares means Common Shares subject to an Option;

Optionee means an individual to whom an Option is granted by the Corporation under the Plan;

Outstanding Issue means the number of Common Shares outstanding on a non-diluted basis;

Person means a company or an individual;

Plan means this Share Option Plan, as may be amended from time to time;

Plan Shares means the total number of Common Shares which may be reserved for issuance as Optioned Shares under the Plan as provided in §2.4

Regulatory Approval means the approval of the TSX and any other securities regulatory agency that may have jurisdiction in the circumstances;

Reserved for Issuance refers to Common Shares that may be issued in the future upon the exercise of stock options which have been granted;

Securities Act means the Securities Act, R.S.O. 1990, c. S.5, as amended from time to time;

Service Provider means a Person who is a bona fide Director, Officer, Employee or Consultant, and also includes a company, of which 100% of the share capital is beneficially owned by one or more Service Providers;

Share Compensation Arrangement means the Plan described herein and any other stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of shares to one or more Service Providers, including a share purchase from treasury which is financially assisted by the Corporation by way of a loan, guaranty or otherwise;

Subscription Price means the amount payable per Common Share on the exercise of an Option, as determined in accordance with §3.1;

Triggering Event means the occurrence of one or more of the following:

(i)       a Change of Control of the Corporation;

(ii)      a proposed merger, amalgamation, arrangement or reorganization of the Corporation with one or more corporations that is approved by the Board; or

(iii)     a take-over bid as that term is defined in the Securities Act but excluding an exempt take over bid as determined under the Securities Act;

TSX means the Toronto Stock Exchange and any successor thereto; and

TSX Policies means the rules and policies of the TSX as amended from time to time.

Article 2

SHARE OPTION PLAN

Establishment of Share Option Plan and Termination of Former Option Plan

2.1       This Share Option Plan is hereby established to recognize contributions made by Service Providers and to create an incentive for their continuing relationship with the Corporation and its Affiliates. The Plan replaces and supersedes the Former Option Plan. Those share options granted under the Former Option Plan by the Corporation prior to the adoption of this Plan are included hereunder. Notwithstanding the foregoing, options granted under the Former Option Plan are not affected by this Plan to the extent that the terms of the Plan would materially decrease the rights or benefits accruing to such optionee or materially increase the obligations of such optionee.

Eligibility

2.2       Options may be granted hereunder to all Service Providers.

Options Granted Under the Plan

2.3       Subject to specific variations approved by the Board, all terms and conditions set out herein will be incorporated into and form part of an Option granted hereunder.

Maximum Plan Shares

2.4      The maximum aggregate number of Plan Shares that may be Reserved for Issuance under the Plan at any point in time is 20% of the Outstanding Issue at the time Plan Shares are Reserved for Issuance as a result of the grant of an Option, less any Common Shares reserved for issuance under share options granted under Share Compensation Arrangements other than this Plan, unless the Plan is amended pursuant to TSX Policies.

2.5       In no event may the number of Common Shares Reserved for Issuance to any one person pursuant to an Option exceed 5% of the Outstanding Issue.

Shares Not Acquired

2.6       Any Common Shares not acquired under an Option granted under the Plan which has expired or been cancelled or terminated may be made the subject of a further Option pursuant to the provisions of the Plan. For greater certainty options which are exercised thereupon increase the number available to the Plan by the relevant percentage of outstanding shares as provided hereunder.

Powers of the Board

2.7       The Board will be responsible for the general administration of the Plan and the proper execution of its provisions, the interpretation of the Plan and the determination of all questions arising hereunder. Without limiting the generality of the foregoing, the Board has the power to

(a)	allot Common Shares for issuance in connection with Options granted under the Plan,

(b)	grant Options hereunder,

(c)	subject to §4.5, 4.6, and 4.7 and subject to Regulatory Approval or any shareholder approval required under law, amend, suspend, terminate or discontinue the Plan, or revoke or alter any action taken in connection therewith, except that no amendment or suspension of the Plan will, without the written consent of the affected Optionees, alter or impair any Option granted under the Plan, and

(d)	delegate all or such portion of its powers hereunder as it may determine to one or more committees of the Board, either indefinitely or for such period of time as it may specify, and thereafter each such committee may exercise the powers and discharge the duties of the Board in respect of the Plan so delegated to the same extent as the Board is hereby authorized so to do.

Adjustments

2.8       The number of Common Shares subject to an Option will be subject to adjustment in the events and in the manner following:

(a)	in the event that the Board determines that any dividend or other distribution (whether in the form of cash, Common Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, combination, issuance of warrants or other rights to purchase Common Shares or other securities of the Corporation to all holders of common shares pro rata whether as a dividend or otherwise or other similar corporate transaction or event affects the Common Shares such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board will, in such manner as it may deem equitable, adjust any or all of:

(i)	the number and type of Common Shares (or other securities or other property) that thereafter may be made the subject of Options,

(ii)	the number and type of Common Shares (or other securities or other property) subject to outstanding Options, and

(iii)	the purchase or exercise price with respect to any Option;

provided, however, that the number of Common Shares covered by any Option or to which such Option relates will always be a whole number,

(b)	an adjustment will take effect at the time of the event giving rise to the adjustment, and the adjustments provided for in this Section are cumulative,

(c)	the Corporation will not be required to issue fractional shares in satisfaction of its obligations hereunder. Any fractional interest in a Common Share that would, except for the provisions of this §2.8(c), be deliverable upon the exercise of an Option will be cancelled and not be deliverable by the Corporation, and

(d)	if any questions arise at any time with respect to the Option price or number of Common Shares deliverable upon exercise of an Option in any of the events set out in this §2.8(d), such questions will be conclusively determined by the Corporation’s Auditors, or, if they decline to so act, any other firm of Chartered Accountants, in Toronto, Ontario that the Corporation may designate and who will have access to all appropriate records and such determination will be binding upon the Corporation and all Optionees.

Article 3

SHARE OPTIONS

Subscription Price

3.1       The Subscription Price of an Option will be set by the Board at the time such Option is allocated under the Plan, and cannot be less than the Market Price, calculated on the day before the grant.

Term of Option

3.2       Except as described in this §3.2, the term of an Option will be such period after the Option Effective Date of the Option, not exceeding 10 years, as the Board determines at the time of granting of the Option. If the Expiry Date for an Option occurs during a Blackout Period applicable to the relevant Optionee, or within five business days after the expiry of a Blackout Period applicable to the relevant Optionee, then the Expiry Date for that Option will be the date that is the tenth business day after the expiry date of the Blackout Period.

Vesting of Options

3.3       Vesting of Options is at the discretion of the Board, and will generally be subject to:

(a)    the Service Provider remaining employed by or continuing to provide services to the Corporation or any of its Affiliates as well as, at the discretion of the Board, achieving certain milestones which may be defined by the Board from time to time or receiving a satisfactory performance review by the Corporation or any Affiliate during the vesting period; or

(b)    remaining as a Director of the Corporation or any of its Affiliates during the vesting period.

3.4       In the event of a Triggering Event, in its discretion the Board may:

(a)    provide in the case of a particular Optionee that the Options held by that Optionee may be exercised by the Optionee in full or in part at any time before the applicable vesting period for those Options; and

(b)    cause all or a portion of any of the Options granted under the Plan to be exchanged for incentive stock options of another corporation upon the occurrence of a Triggering Event in such ratio and at such exercise price as the Board deems appropriate, acting reasonably.

Limitation on Right to Exercise

3.5            No Option may be exercised after the Optionee, if a Director has ceased to be a Director or if an Employee or other Service Provider has left the employ or service of the Corporation, except as follows:

(a)	in the case of death of an Optionee, all unvested rights of the Optionee under the Option will be deemed to have become fully vested immediately before the time of such Optionee's death, and the personal representatives of the Optionee will be entitled to exercise the Option at any time by the earlier of (i) the Expiry Date of the Option, and (ii) the first anniversary of the date on which the Optionee died;

(b)	in the case of an Optionee becoming unable to work due to Disability whether or not such Optionee is entitled to or in receipt of disability benefits, all unvested rights of the Optionee under the Option will be deemed to have become fully vested immediately before the time of such Optionee's termination and the Options will be exercisable by such Optionee or by the personal representative designated by the Optionee on or before the date which is the earlier of one year following the termination of employment, engagement or appointment as a director or officer and the applicable Expiry Date;

(c)	in the case of an Optionee that is not an Independent Director of the Corporation resigning his office, or terminating his employment or service, or being dismissed without cause, the option rights that have accrued to such Optionee up to the time of termination will be exercisable within the six months after the date of termination

(d)	in the case of an Optionee that is an Independent Director of the Corporation resigning his office, or terminating his employment or service, or being dismissed without cause, the option rights that have accrued to such Optionee up to the time of termination will be exercisable within one year after the date of termination; and

(e)	in the case of an Optionee being dismissed from office, employment or service for cause, the Option and all option rights that had accrued to the Optionee to the date of termination will immediately terminate;

but provided that in no event may the term of the Option exceed 10 years. Notwithstanding the provisions of §3.5(c), in its discretion and subject to the receipt of any required Regulatory Approval, the Board may extend the time period for exercise of an Option in the circumstances set out in §3.5(c) and may also permit the option to be exercised in respect of any Options that vest during any agreed upon severance period.

Limited Right to Assign

3.6       Unless approved by the TSX and the Board, an Option may be exercisable only by the Optionee to whom it is granted and will not be assignable except as follows:

(a)    to a Close Person or a Person controlled by the Optionee;

(b)    to the Optionee’s or a Close Person’s Registered Retirement Savings Plan or Registered Retirement Income Fund or to a trustee, custodian or administrator acting on behalf of, or for the benefit of, the Optionee or a Close Person;

(c)    for estate planning or estate settlement purposes; and

(d)    as contemplated by §3.5(a) and §3.5(b).

Option Commitment

3.7       Upon grant of an Option hereunder, the Chief Financial Officer of the Corporation will deliver to the Service Provider an Option Commitment detailing the terms of his Option and upon such delivery the Service Provider will be an Optionee in the Plan and have the right to purchase the Optioned Shares at the Subscription Price set out therein.

Manner of Exercise

3.8       An Optionee who wishes to exercise his Option may do so by delivering

(a)	a written notice to the Corporation specifying the number of Optioned Shares being acquired pursuant to the Option, and

(b)	cash or bank draft or a certified cheque payable to the Corporation for the aggregate Subscription Price for the Optioned Shares being acquired.

Delivery of Certificate

3.9       Not later than five days after receipt of the notice of exercise and payment in full for the Optioned Shares being acquired, the Corporation will direct its transfer agent to issue a certificate to the Optionee for the appropriate number of Optioned Shares.

Article 4

GENERAL

Transferability

4.1       The benefits, rights and options accruing to any Optionee under the Plan will not be transferable by an Optionee other than in the manner provided for in the Plan. During the lifetime of an Optionee, all benefits, rights and options may only be exercised by the Optionee or by his guardian or legal representative.

Employment and Services

4.2       Nothing contained in the Plan will confer upon any Optionee any right with respect to employment or provision of services with the Corporation or an Affiliate, or interfere in any way with the right of the Corporation or an Affiliate to terminate the Optionee’s employment or service at any time. Participation in the Plan by an Optionee will be voluntary.

No Representation or Warranty

4.3       The Corporation makes no representation or warranty as to the future market value of Common Shares issued in accordance with the provisions of the Plan or to the effect of the Income Tax Act (Canada) or any other taxing statute governing the Options or the Common shares issuable thereunder or the tax consequences to a Service Provider. Compliance with applicable securities laws as to the disclosure and resale obligations of each Optionee is the responsibility of such Optionee and not the Corporation.

Interpretation

4.4       The Plan will be governed and construed in accordance with the laws of the Province of Ontario.

Amendment of the Plan

4.5       Subject to any specific limitations contained in the Plan, the Board reserves the right, in its absolute discretion, to at any time amend, modify or terminate the Plan.

4.6       Notwithstanding §4.5, the Board may not, without approval of the holders of a majority of the issued and outstanding equity securities of the Corporation present and voting in person or by proxy at a meeting of holders of such securities, amend the Plan or an Option to:

(a)	increase the number of Common Shares reserved for issuance under the Plan;

(b)	make any amendment that would reduce the Subscription Price of an outstanding Option granted to an Insider (including a cancellation and reissue of an Option to an Insider at a reduced Subscription Price);

(c)	amend or delete §3.2 to extend the term of any Option beyond the Expiry Date of the Option or, except as already contemplated under §3.2, allow for the Expiry Date of an Option to be greater than 10 years;

(d)	permit assignments, or exercises other than by the Optionee, of Options beyond that contemplated by §3.5, except for an amendment that would permit the assignment of an Option for estate planning or estate settlement purposes; and

(e)	amend the Plan to provide for other types of compensation through equity issuance, unless the change to the Plan or an Option results from the application of §2.8.

4.7       Without limiting the generality of §4.5, the Board may make the following amendments to the Plan without obtaining shareholder approval:

(a)	amendments to the terms and conditions of the Plan necessary to ensure that the Plan complies with the applicable regulatory requirements, including without limitation the TSX Policies or the rules of any national securities exchange or system on which the Common Shares are then listed or reported, or by any regulatory body having jurisdiction with respect thereto;

(b)	making adjustments to outstanding Options in the event of certain corporate transactions;

(c)	the addition of a cashless exercise feature, payable in cash or securities, whether or not such feature provides for a full deduction of the number of underlying securities from the Plan reserve;

(d)	a change to the termination provisions of an Option or the Plan which does not entail an extension beyond the original Expiry Date;

(e)	amendments to the provisions of the Plan respecting administration of the Plan and eligibility for participation under the Plan;

(f)	amendments to the provisions of the Plan respecting the terms and conditions on which options may be granted pursuant to the Plan, including the provisions relating to the Subscription Price, the option period, and the vesting schedule; and

(g)	amendments to the Plan that are of a “housekeeping nature”.

No Shareholder Rights

4.8       Neither an Optionee nor the Optionee’s legal representative will be, or have any of the rights and privileges of, a shareholder of the Corporation with respect to any Common Shares issuable to such Optionee upon the exercise or payment of any Option, in whole or in part, unless and until such Common Shares have been issued in the name of such Optionee or such Optionee's legal representative without restrictions thereto.

No Rights to Options

4.9       No Service Provider, Optionee or other Person will have any claim to be granted any Option under the Plan, and there is no obligation for uniformity of treatment of Service Providers, Optionees or holders or beneficiaries of Options under the Plan. The terms and conditions of Options need not be the same with respect to any Optionee or with respect to different Optionees.

Compliance with Rules and Laws

4.10      The Corporation will not be required to issue any Common Shares under the Plan unless such issuance is in compliance with all applicable laws, regulations, rules, orders of governmental or regulatory authorities and the requirements of any stock exchange upon which Common Shares of the Corporation are listed. The Corporation will not in any event be obligated to take any action to comply with any such laws, regulations, rules, orders or requirements.

Adoption of Plan

4.11     This Plan was approved by the Board on August 9, 2007 and is effective as of such date, subject to acceptance of the TSX and approval by the shareholders of the Corporation.

4.12     This plan was amended by the Board, and approved by the shareholders of the Corporation, effective October 13, 2010, March 27, 2013, September 29, 2014 and June 29, 2015, subject to acceptance of the TSX.

Final

SCHEDULE A

PROMIS NEUROSCIENCES INC.

STOCK OPTION PLAN

OPTION COMMITMENT

Notice is hereby given that, effective this _______ day of ______________________________, 20___ (the “Effective Date”) ProMIS Neurosciences Inc. (the “Corporation”) has granted to ________________________, an Option to acquire __________ Common Shares (“Optioned Shares”) up to 5:00 p.m. (EST) on the _______day of ___________________, 20__ (the “Expiry Date”) at a Subscription Price of Cdn. $_____ per share.

Optioned Shares may be acquired as follows:

___	IN ACCORDANCE WITH THE VESTING PROVISIONS SET OUT IN THE PLAN; or

___	AS FOLLOWS:

(a)	● Optioned Shares (●%) will vest and be exercisable on or after the Grant Date;

(b)	● additional Optioned Shares (●%) will vest and be exercisable on or after ● [date];

(c)	● additional Optioned Shares (●%) will vest and be exercisable on or after ● [date];

(d)	● additional Optioned Shares (●%) will vest and be exercisable on or after ● [date];

The grant of the Option evidenced hereby is made subject to the terms and conditions of the Corporation’s Stock Option Plan, the terms and conditions of which are hereby incorporated herein.

To exercise your Option, deliver a written notice, which shall be substantially in the form attached hereto as Exhibit 1 hereto, specifying the number of Optioned Shares you wish to acquire, together with cash or a certified cheque or bank draft payable to the Corporation for the aggregate Subscription Price, to the Corporation. A certificate for the Optioned Shares so acquired will be issued by the transfer agent as soon as practicable thereafter.

PROMIS NEUROSCIENCES INC.

Chief Financial Officer

The Optionee acknowledges receipt of a copy of the Plan and represents to the Corporation that the Optionee is familiar with the terms and conditions of the Plan, and hereby accepts this Option subject to all of the terms and conditions of the Plan. The Optionee agrees to execute, deliver, file and otherwise assist the Corporation in filing any report, undertaking or document with respect to the awarding of the Option and exercise of the Option, as may be required by the TSX or securities regulatory authorities. The Optionee further acknowledges that if the Plan has not been approved by the shareholders of the Corporation on the Grant Date, this Option is not exercisable until such approval has been obtained.

Signature of Optionee:

Date signed:
Signature

Print Name

Address

EXHIBIT 1

PROMIS NEUROSCIENCES INC.

STOCK OPTION PLAN

NOTICE OF EXERCISE OF OPTION

TO:	ProMIS Neurosciences Inc.
1920 Yonge Street, Suite 200
Toronto ON, M4S 3E2
(or such other address as the Corporation may advise)

The undersigned hereby irrevocably gives notice, pursuant to the Stock Option Plan (the "Plan") of ProMIS Neurosciences Inc. (the "Corporation"), of the exercise of the Option to acquire and hereby subscribes for (cross out inapplicable item):

(a)	all of the Optioned Shares; or

(b)	of the Optioned Shares;

which are the subject of the Option Commitment attached hereto (attach your original Option Commitment).

The undersigned tenders herewith cash or a certified cheque or bank draft (circle one) payable to "ProMIS Neurosciences Inc." in an amount equal to the aggregate Subscription Price of the aforesaid Optioned Shares and directs the Corporation to issue the certificate evidencing said Optioned Shares in the name of the undersigned to be mailed to the undersigned at the following address (provide complete address):

The undersigned acknowledges the Option is not validly exercised unless this Notice is completed in strict compliance with this form and delivered to the required address with the required payment prior to 5:00 p.m. local time in Toronto, Ontario on the Expiry Date of the Option.

DATED the                day of                   , 20      .

Signature of Optionee